Exhibit 1.1

30,000,000 Units

B Capital Technology Opportunities Corp.

UNDERWRITING AGREEMENT

 [ ˜ ], 2021

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010

Dear Ladies and Gentlemen:

1. Introductory. B Capital Technology Opportunities Corp., a Cayman Islands exempted company (the “Company”), proposes to issue and sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) 30,000,000 units (the “Units”) of the Company. The amount of Units to be so purchased by the Underwriter is set forth opposite its name on Schedule I hereto and are referred to as the “Firm Securities”. The Company also proposes to grant to the Underwriter the option to purchase up to 4,500,000 additional Units (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” Certain capitalized terms used herein and not otherwise defined are defined in Section 20 of this agreement (this “Agreement”).

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-third of one redeemable warrant (the “Warrants”). Each whole Warrant entitles the holder of such Warrant to purchase one Ordinary Share from the Company at a price of $11.50, subject to adjustment, per Ordinary Share. The Ordinary Shares and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus, or, if such date is not a Business Day, the following Business Day, unless the Underwriter informs the Company of its decision to allow earlier separate trading, subject to the filing by the Company of a Current Report on Form 8-K that includes an audited balance sheet reflecting receipt by the Company of the gross proceeds of the Offering (as defined below) and the issuance by the Company of a press release announcing when such separate trading will begin. Only whole Warrants will trade and, pursuant to the Warrant Agreement (as defined below), only a whole Warrant may be exercised. No fractional Warrants will be issued upon separation of the Units. The Warrants shall become exercisable during the period commencing on the later of: (i) thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) and (ii) twelve (12) months from the date of the consummation of the Offering, and such Warrants will expire on the five-year anniversary of the date of the completion of such initial Business Combination, or earlier upon redemption or Liquidation. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

The Company has entered into certain agreements on or prior to the date hereof:

A.
Investment Management Trust Agreement.  The Company will enter into an Investment Management Trust Agreement, to be dated the Closing Date (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.1 to the Registration Statement, pursuant to which certain proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriter and the holders of the Firm Securities and the Optional Securities, if and when issued.

B.
Warrant Agreement.  The Company will enter into a Warrant Agreement, to be dated the Closing Date (the “Warrant Agreement”), with respect to the Warrants and the Private Placement Warrants, with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

C.
Founders Purchase Agreement.  The Company has entered into a Securities Subscription Agreement, dated February 2, 2021 (the “Founder’s Purchase Agreement”), with B Capital Technology Opportunities LLC, Cayman Islands limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 8,625,000 Class B ordinary shares, par value $0.0001 per share, of the Company (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares are automatically convertible into Ordinary Shares on the first business day following the closing of the initial Business Combination, and up to 1,125,000 of the Founder Shares are subject to forfeiture depending on the extent to which the Underwriter’s over-allotment option is exercised. The Founder Shares are substantially similar to the Ordinary Shares included in the Units except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

D.
Warrant Purchase Agreement. The Company will enter into a Private Placement Warrants Purchase Agreement, to be dated the Closing Date (the “Warrant Purchase Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.3 to the Registration Statement, pursuant to which the Sponsor has agreed to purchase an aggregate of 6,000,000 warrants (or up to 6,600,000 warrants depending on the extent to which the Underwriter’s over-allotment option is exercised), at a price of $1.50 per warrant, each such warrant (a “Private Placement Warrant”), exercisable to purchase one Ordinary Share for a purchase price of $11.50 per share. The Private Placement Warrants are substantially similar to the Warrants included in the Units, except as described in the Warrant Agreement, Registration Statement, the Statutory Prospectus and the Prospectus.

E.
Registration Rights Agreement. The Company will enter into a Registration and Shareholder Rights Agreement, to be dated the Closing Date (the “Registration Rights Agreement”), with the Sponsor and certain other parties thereto, in substantially the form filed as Exhibit 10.2 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of (i) the Private Placement Warrants, (ii) the Ordinary Shares underlying the Founder Shares and the Private Placement Warrants and (iii) the Warrants (which will be substantially similar to the Private Placement Warrants) that may be issued upon conversion of certain working capital loans provided by the Sponsor, if any.

F.
Letter Agreement.  The Company will enter into a letter agreement, to be dated the Closing Date (the “Letter Agreement”), by and among the Sponsor and each of the Company’s directors, director nominees and executive officers, in substantially the form filed as Exhibit 10.7 to the Registration Statement.

G.
Administrative Services Agreement.  The Company will enter into an Administrative Services Agreement, to be dated the Closing Date (the “Administrative Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for certain office space, secretarial and administrative services.

2. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement.  The Company has prepared and filed with the Commission the Registration Statement (file number 333-253319) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Offered Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective in accordance with Section 8(a) of the Act. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Underwriter. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriter prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Underwriter, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) Compliance with Securities Act Requirements.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Optional Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time and on the Closing Date and any settlement date, (i) each individual Written Testing-the-Waters Communication (as defined herein) and (ii) each “road show” as defined in Rule 433(h) of the Act, in each case did not materially conflict with the information contained in the Registration Statement or the Statutory Prospectus, and complied in all material respects with the Act; and, when considered together with the Statutory Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(c) Statutory Prospectus.  The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Listing.  The Company has filed with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Units, the Ordinary Shares and Warrants, which registration is currently effective on the date hereof. The Offered Securities (including the Ordinary Shares and Warrants included as part of the Offered Securities) have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market (the “Nasdaq Market”), and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) No Stop Order.  The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) Ineligible Issuer Status.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) Free Writing Prospectuses.  The Company has not prepared or used a Free Writing Prospectus.

(h) Good Standing of the Company.  The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby, and, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Disclosure.  There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) Capitalization.  The Company’s authorized equity capitalization conforms in all material respects to the description thereof set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k) Outstanding Securities.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such Ordinary Shares and Warrants, exempt from such registration requirements. The holders of issued and outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Offered Securities; and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or other ownership interests in the Company are outstanding.

(l) Offered Securities.  The Offered Securities have been duly authorized and when issued and delivered against payment by the Underwriter pursuant to this Agreement, will be validly issued.

(m) Ordinary Shares.  The Ordinary Shares included in the Units have been duly authorized and, when issued and delivered against payment for the Offered Securities by the Underwriter pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n) Warrants.  The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Offered Securities by the Underwriter pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) Ordinary Shares Issuable Upon Exercise of Warrants.  The Ordinary Shares issuable upon exercise of the Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrant Agreement or the Warrant Purchase Agreement, as applicable, and registered in the Company’s register of members, will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(p) Registration Rights.  Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) Sales to Affiliates.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Integration.  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(s) Founder Shares.  The issued and outstanding Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(t) Private Placement Warrants.  The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) Trust Agreement.  The Trust Agreement has been duly authorized, and will be duly executed and delivered by the Company, and, upon execution and delivery and assuming due execution and delivery by CST, will be a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) Warrant Agreement.  The Warrant Agreement has been duly authorized, and will be duly executed and delivered by the Company and, upon execution and delivery and assuming due execution and delivery by CST, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) Founder’s Purchase Agreement.  The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Warrant Purchase Agreement.  The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) Registration Rights Agreement.  The Registration Rights Agreement has been duly authorized, and will be duly executed and delivered by the Company and, upon execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) Letter Agreement.  The Letter Agreement executed by the Company, the Sponsor and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Administrative Services Agreement.  The Administrative Services Agreement has been duly authorized, and will be duly executed and delivered by the Company and, upon execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd) Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Offered Securities, including the Ordinary Shares and Warrants included as parts thereof, and such as may be required under state securities or blue sky laws of any jurisdiction, in connection with the purchase and distribution of the Offered Securities by the Underwriter in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(ee) Absence of Existing Defaults.  The Company is not in violation or default of (i) any provision of its Amended and Restated Memorandum and Articles of Association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition, prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ff) Absence of Defaults and Conflicts Resulting From Transaction.  Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Letter Agreement or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Amended and Restated Memorandum and Articles of Association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(gg) Registration Rights under the Registration Statement.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(hh) Financial Statements.  The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary—Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ii) Litigation.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor, or, to the Company’s knowledge, any officer or director or any representatives of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) would reasonably be expected to have a Material Adverse Effect.

(jj) Properties.  The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(kk) Independent Auditors.  Marcum LLP, who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(ll) Disclosure Controls and Procedures.  The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule).

(mm) [Reserved].

(nn) Compliance with Exchange Rules.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM 5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(oo) Taxes.  There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any relevant state, or any political subdivision thereof, or under the laws of the Cayman Islands or under the laws of any other relevant non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(pp) Filing of Tax Returns.  The Company has filed all necessary U.S. federal, state, local and non-U.S. tax returns, and has paid all taxes shown as due thereon (other than those being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP), except where failure to so file or pay would not reasonably be expected to have a Material Adverse Effect.

(qq) Possession of Licenses and Permits.  The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(rr) Anti-Corruption Laws.  None of the Company, the Sponsor, any director or officer of the Company, or, to the knowledge of the Company, any of the Company’s representatives: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) has taken any action, directly or indirectly, that would result in, or is aware of, a violation by such persons, to the extent applicable, of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company or any director, officer or representatives of the Company is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Sponsor, the directors and officers of the Company, and, to the knowledge of the Company, the Company’s representatives have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any similar law or regulation, each to the extent applicable, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ss) Anti-Money Laundering Laws.  The operations of the Company are and have been conducted at all times in compliance with, to the extent applicable, financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(tt) Economic Sanctions.  None of the Company, the Sponsor, any director or officer of the Company or, to the knowledge of the Company, any of the Company’s representatives is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or multinational, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that is the subject of any sanctions administered by OFAC or other economic sanctions.

(uu) Lending Relationships; Use of Proceeds.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(vv) D&O Questionnaires.  All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, all information contained in the Questionnaires completed by the Company’s officers, directors and any of the Company’s representatives, in each case which have been provided to the Underwriter prior to the date hereof, are true and correct in all material respects, and the Company has not become aware of any information that would cause the information disclosed in such Questionnaires to become inaccurate and incorrect in any material respect.

(ww) Acquisition Target Not Selected.  Prior to the date hereof, the Company has not selected any business combination target and has not, nor has anyone on its behalf, taken any measures to select any business combination target or initiated any substantive discussions, directly or indirectly, with any business combination target.

(xx) No Finder’s or Similar Fees.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Offered Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriter’s compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(yy) Absence of Certain Fees.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriter pursuant to this Agreement.

(zz) Investment Banking Services.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(aaa) FINRA Membership of Affiliates.  Except as disclosed in the FINRA Questionnaires provided to the Underwriter, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(bbb) Ownership of FINRA Member Securities.  Except as disclosed in the FINRA Questionnaires provided to the Underwriter, to the Company’s knowledge, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(ccc) [Reserved]

(ddd) Proceeds; Payment to FINRA Members.  Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Offered Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(eee) Issuance of Securities to Underwriter.  The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing of the Registration Statement.

(fff) FINRA Association of Company Affiliates.  Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing of the Registration Statement has any relationship or affiliation or association with any Member.

(ggg) Conflicts of Interest.  No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(hhh) Non-Compete/Non-Solicitation.  None of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(iii) Absence of Manipulation.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(jjj) Company Ownership of Other Entities.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(kkk) Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, representatives, shareholder, customer or supplier of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or representatives of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any officer, director or representatives of the Company.

(lll) Absence of Unlawful Influence.  The Company has not offered, or caused the Underwriter to offer, the Offered Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(mmm) Applicability of Rule 419.  Upon delivery and payment for the Units on the Closing Date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(nnn) Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act.

(ooo) Testing-the-Waters Communications.  The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(ppp) Payments in Foreign Currency.  Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

Any certificate signed by any officer or director of the Company and delivered to counsel for the Underwriter in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter.

3. Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Firm Securities set forth opposite the Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the Underwriter to purchase up to 4,500,000 Optional Securities at a purchase price of $9.80 per Unit. Such option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriter. Such option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Underwriter to the Company setting forth the number of Optional Securities as to which the Underwriter is exercising the option and the settlement date.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement and subject to Section 6(hh), the Company hereby agrees to pay to the Underwriter a deferred discount of $0.350 per Unit (including both Firm Securities and Optional Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be paid directly to the Underwriter by the Trustee from amounts on deposit in the Trust Account by wire transfer payable in same-day funds if and when the Company consummates its initial Business Combination. The Underwriter hereby agrees that if no Business Combination is consummated within the time period provided in the Company’s Amended and Restated Memorandum and Articles of Association, as amended, and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Offered Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriter will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

4. Delivery and Payment.  Delivery of and payment for the Firm Securities and the Optional Securities (if the option provided for in Section 3 hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [ ˜ ], 2021, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). Delivery of the Offered Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 4. Delivery of the Firm Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct.

(a) Payment for the Firm Securities shall be made as follows: $294,000,000 of the net proceeds for the Firm Securities (including $10,500,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal 100% of the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Underwriter of the Firm Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Firm Securities. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Firm Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriter for all the Firm Securities.

(b) Payment for the Optional Securities shall be made as follows: $9.80 per Optional Security (including $0.350 per Optional Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Underwriter of the Optional Securities through the facilities of DTC or, if the Underwriter has otherwise instructed, upon delivery to the Underwriter of certificates (in form and substance satisfactory to the Underwriter) representing the Optional Securities (or through the facilities of DTC). The Optional Securities shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) Business Days prior to the settlement date of such Optional Securities. If delivery is not made through the facilities of DTC, the Company will permit the Underwriter to examine and package the Optional Securities for delivery, at least one (1) Business Day prior to the settlement date of such Optional Securities. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Underwriter for all the Optional Securities.

If the option provided for in Section 3 hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Underwriter at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, on the date specified by the Underwriter (which shall be at least two (2) Business Days after exercise of said option), against payment by the Underwriter of the purchase price thereof to the Trust Account as described above in Section 4(b). If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Underwriter on the settlement date for such Optional Securities, and the obligation of the Underwriter to purchase such Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus (the “Offering”).

6. Certain Agreements of the Company.  The Company agrees with the Underwriter that:

(a) Prior to the termination of the Offering, the Company will not file an amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriter with a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Underwriter reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared or become effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as the Underwriter may reasonably request.

(c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Underwriter of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Underwriter in such quantities as the Underwriter may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units or the securities contained therein that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will indemnify and hold harmless the Underwriter against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the initial resale thereof by the Underwriter and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(h) The Company will not, without the prior written consent of the Underwriter, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the foregoing shall not apply to the forfeiture of a portion of the Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director of the Company (provided that such current or future independent director transferee is subject to the Letter Agreement or executes an agreement substantially identical to the Letter Agreement, as applicable to directors and officers, at the time of such transfer and that to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer); provided further, the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Optional Securities on exercise of the option provided for in Section 3 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement the resale of the securities covered thereby in accordance with their terms, as applicable and (4) issue securities in connection with an initial Business Combination, (y) release the Sponsor or any officer or director from the 180-day lock-up contained in the Letter Agreement.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities, the Ordinary Shares and Warrants included in the Offered Securities on the Nasdaq Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and fees and expenses of counsel for the Underwriter relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriter) in connection with presentations to prospective purchasers of the Offered Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including U.S. and Cayman Islands counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Ordinary Shares and Warrants (or such other securities into which the Ordinary Shares or Warrants, as the case may be, may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. For a period commencing on the Effective Date and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Units, Ordinary Shares or Warrants under the Exchange Act (except in connection with an exchange pursuant to an initial Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Underwriter.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 3 hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Reports on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter, furnish to the Underwriter copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and to the extent such information or documents are not otherwise publicly available, upon written request from the Underwriter, promptly furnish to the Underwriter: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Underwriter may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website will be considered furnished for the purposes of this section.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p) In no event will the amounts payable by the Company for office space, secretarial and administrative services exceed $10,000 per month in the aggregate from the date hereof until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(q) The Company will not consummate an initial Business Combination with any entity that is affiliated with the Sponsor or any of the Company’s officers, directors or special advisor unless it, or a committee of independent and disinterested directors, if required by law or based upon the decision of the Board of Directors or a committee thereof, obtains an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that such Business Combination is fair to the Company from a financial point of view. Other than as contemplated in the proxy statement or in the Letter Agreement related to its initial Business Combination, the Company shall not pay the Sponsor or its affiliates or any of the Company’s officers, directors or representatives any finder’s fees, reimbursements or cash payments for services rendered to the Company prior to, or in connection with, the completion of an initial Business Combination.

(r) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Warrants received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to the Underwriter and counsel for the Underwriter a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise FINRA, the Underwriter and counsel for the Underwriter if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Offered Securities.

(u) The Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company intends to otherwise conduct its business in a manner so that it will not become required to register as an “investment company” as defined in the Investment Company Act before or after it consummates a Business Combination.

(v) Prior to the earlier of the consummation of the Company’s initial Business Combination or Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account: (i) solely from interest income earned on the funds held in the Trust Account, amounts necessary to pay taxes and (ii) amount necessary to pay Public Shareholders who properly redeem their Ordinary Shares in connection with a vote to approve an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares sold in the Offering if the Company does not complete its initial Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes paid or payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of the Warrants and Private Placement Warrants, and upon conversion of the Founder Shares, outstanding from time to time.

(x) Prior to the earlier of the consummation of a Business Combination or the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any Ordinary Shares, Warrants or any options or other securities convertible into or exercisable for Ordinary Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on a Business Combination.

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to effect and maintain the listing of the Units, Ordinary Shares and Warrants on the Nasdaq Market (or another national securities exchange). For a period commencing on the Effective Date and ending on the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use commercially reasonable efforts to effect and maintain the listing of the Units on the Nasdaq Market (or another national securities exchange).

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Memorandum and Articles of Association.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management shall have determined that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(ff) The Company, subject to any applicable provision of the Company’s Amended and Restated Memorandum and Articles of Association, may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants from time to time and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable), divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the directors and officers of the Company have agreed to vote all of their Founder Shares and any other Ordinary Shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering and certain of the proceeds from the sale of the Private Placement Warrants from time to time and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes paid or payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if the Company receives the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of holders of a majority of the Company’s ordinary shares who attend and vote at a general meeting of the Company. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination and the Amended and Restated Memorandum and Articles of Association of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of ordinary shares of the Company in connection therewith. In the event that the Company does not effect a Business Combination by the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes paid or payable, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other ordinary shares of the Company. In the event that the Company proposes any amendment to its Amended and Restated Memorandum and Articles of Association to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association and with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, as described in the Company’s Amended and Restated Memorandum and Articles of Association, the Company shall provide to the Public Shareholders the right to redeem their Public Shares in connection with such amendment.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriter was the underwriter in the Offering, the Company shall supply the Underwriter with a draft of the Business Combination Announcement and provide the Underwriter with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriter to keep confidential such draft announcement in accordance with the Underwriter’s standard policies regarding confidential information.

(hh) Upon the consummation of the initial Business Combination, the Company and the Underwriter will jointly direct the Trustee to pay the Underwriter the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriter shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period required by the Company’s Amended and Restated Memorandum and Articles of Association, the Deferred Discount will not be paid to the Underwriter and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriter forfeits any rights or claims to the Deferred Discount.

(ii) The Company will arrange, in cooperation with the Underwriter to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction, or would be required to qualify to do business in any jurisdiction where it is not now so qualified. Until the earliest of (i) the date on which the Underwriter shall have ceased to engage in market-making activities in respect of the Offered Securities, (ii) the date on which the Offered Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Offered Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, at that subsequent time, the Company will promptly (i) notify the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(h) hereof.

(ll) [Reserved]

(mm) Upon the earlier to occur of the expiration or termination of the Underwriter’s over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 1,125,000 by (b) a fraction, (i) the numerator of which is 4,500,000 minus the number of Ordinary Shares purchased by the Underwriter upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. For the avoidance of doubt, if the Underwriter exercises its over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this subsection.

(nn) For financial advisory services provided by Connaught (UK) Limited (“Connaught”) in connection with the Offering, the Company has agreed to pay Connaught a fee in an amount equal to 10.0% of the underwriting commission payable to the Underwriter (the “Connaught Fee”) and 20.0% of the Deferred Discount payable to the Underwriter (the “Connaught Deferred Discount”). The Connaught Fee will be paid at the closing of the Offering and the Connaught Deferred Discount will be paid at the closing of the initial business combination. The underwriter agrees to reimburse the Company for the Connaught Fee as it becomes payable out of the underwriting commission by paying an amount equal to the Connaught Fee to the Company’s operating account concurrent with the payment for the Firm Securities as provided in Section 4(a) of this Agreement. In this clause, “underwriting commission” means the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement, and the Company’s “operating account” means a bank account of the Company other than the Trust Account designated by the Company at least three (3) Business Days prior to the Closing Date.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Firm Securities and the Optional Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Ropes & Gray LLP, counsel for the Company, to have furnished to the Underwriter its opinions dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter, in a form reasonably acceptable to the Underwriter.

(c) The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Underwriter its opinions dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter, in a form reasonably acceptable to the Underwriter.

(d) The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date and any settlement date, as applicable, and addressed to the Underwriter, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the Statutory Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, and any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement and each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each “road show” as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) [Reserved].

(g) The Company shall have requested and caused Marcum LLP to have furnished to the Underwriter, at the Execution Time and at the Closing Date and any settlement date, as applicable, customary “comfort” letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i) Prior to the Closing Date, and any settlement date, as applicable, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(j) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k) The Offered Securities shall be duly listed subject to notice of issuance on the Nasdaq Capital Market, satisfactory evidence of which shall have been provided to the Underwriter.

(l) On the Effective Date, the Company shall have delivered to the Underwriter executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Purchase Agreement, the Letter Agreement, the Registration Rights Agreement and the Administrative Services Agreement.

(m) At least one Business Day prior to the Closing Date or a settlement date, as applicable, the Company shall have caused proceeds from the sale of the Private Placement Warrants to be deposited into the Trust Account such that the cumulative amount deposited into the Trust Account as of such Closing Date or such settlement date, as applicable, shall equal 100% of the product of the number of Units issued in the Offering as of such Closing Date or such settlement date, as applicable, and the public offering price per Unit as set forth on the cover of the Prospectus.

(n) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Underwriter pursuant to Section 6(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered electronically, or if by mail, at the office of Latham & Watkins LLP, counsel for the Underwriter, at Latham & Watkins LLP, 811 Main Street, Houston, Texas, 77002, Attention: Ryan J. Maierson and Ryan Hudson, unless otherwise indicated herein, on the Closing Date and any settlement date, as applicable.

8. Indemnification and Contribution.  (a) Indemnification of Underwriter. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, or in any Preliminary Prospectus, any Statutory Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company.  The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, or in any Preliminary Prospectus, any Statutory Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the statements set forth under the heading “Underwriting”: (x) the sentence related to the Underwriter’s intention not to make sales to discretionary accounts and (y) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the documents referred to in the foregoing indemnity.

(c) Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b). In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the Offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Termination.  This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission, or trading in securities generally on the Nasdaq Capital Market or the New York Stock Exchange (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Underwriter materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Underwriter has a material adverse effect on the securities markets in the United States.

10. Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and directors, and of the Underwriter, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers, directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities. The respective obligations of the Company and the Underwriter pursuant to Section 8 hereof shall remain in effect notwithstanding any termination of this Agreement. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.

11. Notices.  All communications hereunder will be in writing and, (a) if sent to the Underwriter, will be mailed or delivered and confirmed to the Underwriter at: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Facsimile: (212) 325-4296, Attention: IBCM-Legal, with a copy to the Underwriter’s counsel at: Latham & Watkins LLP, 811 Main Street, Houston, Texas 77002, Attention: Ryan J. Maierson or, (b) if sent to the Company, will be mailed or delivered and confirmed to it at: 10 Hudson Yards, New York, New York 10001, Attention: Chief Executive Officer; with a copy to the Company’s counsel at: Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention: Christopher Capuzzi.

12. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and director nominees and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) No Other Relationship.  The Underwriter has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose.  The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15. Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

16. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the Company and the Underwriter hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Underwriter irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints [ ˜ ], as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

18. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Recognition of the U.S. Special Resolution Regimes.

In the event that the Underwriter (i) is a Covered Entity and (ii) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

20. Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean [ ˜ ] (New York time) on the date of this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Covered Entity” means any of the following:

(i)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 2(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Offered Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in paragraph 2(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“representatives” shall mean the Company’s special advisor, director nominees, agents, employees, affiliates and any other person acting on behalf of the Company.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424,” “Rule 430A,” “Rule 433,” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“special advisor” shall have the meaning ascribed to it in the Registration Statement, the Statutory Prospectus and the Prospectus.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated [ ˜ ], 2021, relating to the Offered Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriter in accordance with its terms.

Very truly yours,

B CAPITAL TECHNOLOGY OPPORTUNITIES CORP.

By:
Name: Raj Ganguly
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities

Credit Suisse Securities (USA) LLC	30,000,000

SCHEDULE II

TIME OF DELIVERY INFORMATION

B Capital Technology Opportunities Corp. priced 30,000,000 Units at $10.00 per Unit, plus an additional 4,500,000 Units if the underwriters exercise their over-allotment option in full.

The underwriting discounts and commissions shall be $0.550 per Unit, including $0.350 per Unit in the aggregate payable to the Underwriters for deferred underwriting commissions to be placed into the Trust Account and released to the Underwriters upon completion of the initial Business Combination in accordance with the Trust Agreement.

The amounts in the Trust Account may be invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations.

The Units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010; tel: 1-800-221-1037, email: newyork.prospectus@credit-suisse.com.

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing-the-waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act of 1933, as amended.